We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1997 appearing on page F-7 of The Fortress Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



Price Waterhouse LLP
Minneapolis, Minnesota
September 5, 1997